SCHEDULE 14C INFORMATION

     Information Statement Pursuant to Section 14(c) of the
                 Securities Exchange Act of 1934
                       (Amendment No.   )



Check the appropriate box:

[   ]  Preliminary Information Statement
[   ]  Confidential, for Use of the Commission Only (as
          permitted by Rule 14c-5(d)(2))
[ X ]  Definitive Information Statement


     _____________The Managers Funds______________
     (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
          or 14c-5(g).
[   ]  Fee computed on table below per Exchange Act
          Rules 14c-5(g) and 0-11.

     1) Title of each class of securities to which transaction applies:

          _________________________________________________

     2) Aggregate number of securities to which transaction applies:

          __________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          __________________________________________________

     4)   Proposed maximum aggregate value of transaction:

          _________________________________________________

     5)   Total fee paid:

     ______________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check  box if any part of the fee offset as provided  by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ______________________________________________________

     2)   Form, Schedule or Registration Statement No.:

     ______________________________________________________

     3)   Filing Party:

     _______________________________________________________

     4)   Date Filed:

     _______________________________________________________

[ X ]  Filing fee no longer applicable.

                   [THE MANAGERS FUNDS LOGO]
                       40 RICHARDS AVENUE
                   NORWALK, CONNECTICUT 06854
                          800-835-3879
                      WWW.MANAGERSFUNDS.COM

                       MANAGERS BOND FUND
-----------------------------------------------------------------

Dear Fellow Shareholder:

       The   enclosed  information  statement  details  a  recent
acquisition involving Nvest Companies, L.P. ("Nvest"), the   parent
company    of  Loomis,  Sayles & Company, L.P. ("Loomis,  Sayles").
Loomis, Sayles is the current sub-adviser of Managers Bond Fund. On June 16, 2000, Nvest and Nvest L.P. entered into an Agreement and Plan of Merger (the "Merger Agreement") with CDC Asset Management ("CDC AM") and certain of its subsidiaries (together with CDC AM, the "CDC Group"). Pursuant to the terms of the Merger Agreement, on October 30, 2000, the CDC Group acquired all outstanding partnership interests of both Nvest and Nvest, L.P. Under federal securities laws, this acquisition represents a "change in control" of Loomis, Sayles, which automatically caused the then-existing sub-advisory agreement with Loomis, Sayles to terminate. In anticipation of this transaction, on September 8, 2000 the Board of Trustees of The Managers Funds approved a new
sub-advisory   agreement  with  Loomis,  Sayles,   which   became
effective on October 30, 2000.

     The change in ownership of Loomis, Sayles is not expected to impact either the investment process or the day-to-day operations of Loomis, Sayles. Furthermore, there have been no changes in the senior investment personnel of Loomis, Sayles who are responsible for managing Managers Bond Fund. Apart from the effective date of the agreement and the renewal period, there are no differences between the new sub-advisory agreement and the prior sub-advisory agreement. A copy of the new sub-advisory agreement is attached to the information statement as Exhibit A.

      As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Fund and the details of the new ownership structure of Loomis, Sayles, as well as the terms of the sub-advisory agreement which your Trustees have approved.

      Please  feel free to call us at (800) 835-3879  should  you
have  any  questions on the enclosed information  statement.   We
thank you for your continued interest in The Managers Funds.

                                   December   28,    2000

                                   Sincerely,
                                   /s/Peter M. Lebovitz
                                   Peter M. Lebovitz
                                   President

                    [THE MANAGERS FUNDS LOGO]
                       40 RICHARDS AVENUE
                   NORWALK, CONNECTICUT 06854
                          800-835-3879
                      WWW.MANAGERSFUNDS.COM

                       MANAGERS BOND FUND
-----------------------------------------------------------------

                  ____________________________

                      INFORMATION STATEMENT
                  ____________________________

       This information statement is being provided to the shareholders of Managers Bond Fund in lieu of a proxy statement, pursuant to the terms of an exemptive order which The Managers Funds, a Massachusetts business trust (the "Trust"), has received from the Securities and Exchange Commission. This exemptive order permits the Trust's investment manager to hire new sub-advisers and to make changes to existing sub-advisory contracts with the approval of the Trustees, but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      All of the costs of this information statement, including the costs of mailing this information statement will be paid by Loomis, Sayles & Company, L.P. ("Loomis, Sayles"), the sub-adviser of Managers Bond Fund, Nvest Companies, L.P. ("Nvest")or CDC Asset Management ("CDC AM").
This information statement is being mailed on or about January 4, 2001.

     THE TRUST AND ITS FUND MANAGEMENT AGREEMENT

     Managers Bond Fund (the "Fund") is an investment portfolio of the Trust. The Trust has entered into a fund management agreement with respect to each investment portfolio of the Trust with The Managers Funds LLC (the "Manager") dated April 1, 1999
(the "Fund Management Agreement"). Under the terms of the Fund Management Agreement, it is the responsibility of the Manager to select, subject to review and approval by the Trustees, one or more sub-advisers (the "Sub-Advisers" and each a "Sub-Adviser") to manage the investment portfolio of the Fund, to review and monitor the performance of these Sub-Advisers on an ongoing basis, and to recommend changes in the roster of Sub-Advisers to the Trustees as appropriate. The Manager is also responsible for allocating the Fund's assets among the Sub-Advisers for the Fund, if such Fund has more than one Sub-Adviser. The portion of the Fund's assets managed by a Sub-Adviser may be adjusted from time to time in the sole discretion of the Manager. The Manager is also responsible for conducting all business operations of the Trust, except those operations contracted to the custodian or the transfer agent. As compensation for its services, the Manager receives a management fee from the Fund, and the Manager is responsible for payment of all fees payable to the Sub-Advisers of the Fund. The Fund, therefore, pays no fees directly to the Sub-Advisers.

     The Manager recommends Sub-Advisers for the Fund to the Trustees based upon its continuing quantitative and qualitative evaluation of the Sub-Advisers' skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a Sub-Adviser, and the Manager does not expect to recommend frequent changes of Sub-Advisers.

      The Sub-Advisers do not provide any services to the Fund except portfolio investment management and related record-keeping services. However, in accordance with procedures adopted by the Trustees, a Sub-Adviser, or its affiliated broker-dealer, may execute portfolio transactions for the Fund and receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules thereunder.

     CHANGE IN CONTROL OF LOOMIS, SAYLES AND THE NEW SUB-ADVISORY
AGREEMENT

     Currently, Loomis, Sayles serves as the Sub-Adviser of the Fund. Loomis, Sayles is a limited partnership that has one general partner, Loomis, Sayles & Company, Inc. (the "General Partner"). Loomis, Sayles' limited partnership interests are owned by Nvest. The General Partner is a direct wholly-owned subsidiary of Nvest Holdings, Inc. ("Nvest Holdings") and Nvest Holdings is a direct wholly-owned subsidiary of Nvest. Prior to October 30, 2000 (the "Closing Date"), Nvest's managing general partner was Nvest Corporation, a direct wholly-owned subsidiary of MetLife New England Holdings, Inc., which in turn is a direct wholly-owned subsidiary of Metropolitan Life Insurance Company ("MetLife"). MetLife is a wholly-owned subsidiary of MetLife, Inc., a publicly traded company listed on the New York Stock Exchange. Nvest Corporation was also the sole general partner of Nvest, L.P., Nvest's advising general partner. Prior to the Closing Date, Nvest's limited partnership interests were in part owned by Nvest L.P. and in part publicly owned, and Nvest, L.P. was a publicly traded company listed on the New York Stock Exchange. In addition to owning Nvest Corporation, MetLife owned, directly or indirectly, approximately a 47% limited partnership interest in Nvest.

     The address of Nvest, Nvest Holdings and Nvest L.P. is   399
Boylston Street, Boston, Massachusetts 02116. The address of MetLife New England Holdings, Inc., MetLife, MetLife Inc. and Nvest Corporation is One Madison Avenue, New York, New York 10010.

     On the Closing Date, Nvest, Nvest Corporation, Nvest, L.P. and CDC AM and certain of CDC AM's subsidiaries consummated the transactions (the "Transactions") contemplated by the Agreement and Plan of Merger (the "Merger Agreement") dated June 16, 2000 by and among Nvest, Nvest Corporation, Nvest, L.P., CDC AM and certain of its affiliates and subsidiaries. Pursuant to the Merger Agreement, Nvest and Nvest, L.P. became wholly-owned, indirect subsidiaries of CDC AM. CDC AM acquired all of the outstanding units of general and limited partnership interests in both Nvest and Nvest, L.P.

  CDC AM is 60% owned by CDC Finance, a wholly-owned subsidiary of Caisse des Depots et Consignations ("CDC"). Founded in 1816, CDC is a major diversified financial institution with a strong global presence in the banking, insurance, investment banking, asset management and global custody industries. In addition to its 60% direct ownership of CDC AM through CDC Finance, CDC owns 40% of CNP Assurances, a leading French insurance company, which itself owns 20% of CDC AM. CDC also owns 35% of Caisse Nationale des Caisses d'Epargne, which is an organization representing an affiliation of CDC and the French Government-owned savings bank network, the largest banking organization in France. Caisse Nationale des Caisses d'Epargne also owns 20% of CDC AM. CDC is 100% owned by the French state.

  The main place of business of CDC AM is 7, Place des Cinq Martyrs du Lycee Buffon, 75015 Paris, France. The registered address of CDC Finance is 56, Rue de Lille, 75007 Paris, France. The registered address of CDC is 56, Rue de Lille, 75007 Paris, France. The registered address of CNP Assurances is 4, Place Raoul Dautry, 75015 Paris, France. The registered address of Caisse National des Caisses d'Epargne is 5, Rue Masseran, 75007 Paris, France.

     Various personnel of Nvest and of its affiliates, including the Sub-Adviser, were previously granted options to purchase limited partnership units of Nvest, L.P. These options vested and became fully exercisable immediately before CDC AM's acquisition of Nvest and Nvest, L.P. Each option was converted into the right to receive cash from Nvest in an amount equal to the difference between the options' exercise price and the transaction price of $40 per unit.

      Although the ownership of Nvest and its affiliates have changed, the direct ownership of Loomis, Sayles was unaffected by the Transactions. Also, the Transactions did not result in any change in either Loomis, Sayles's investment process or the investment professionals responsible for managing the assets of the Fund. CDC AM has assured Loomis, Sayles that Loomis, Sayles will continue to operate with substantially the same level of autonomy it enjoyed under Nvest's ownership. Nevertheless, consummation of the Transactions resulted in an "assignment," as that term is defined in the 1940 Act, of the Sub-Advisory Agreement between the Manager and Loomis, Sayles with respect to the Fund, dated April 1, 1999 (the "Prior Sub-Advisory Agreement"). As required by the 1940 Act, upon completion of the Transactions the Prior Sub-Advisory Agreement terminated automatically. In anticipation of this event, and to permit the Manager to continue to retain the services of Loomis, Sayles, the Manager requested that the Trustees approve a new sub-advisory agreement (the "New Sub-Advisory Agreement") with Loomis, Sayles which is identical in all material respects with the Prior Sub-Advisory Agreement. The Board of Trustees, including a majority of the Trustees that are not "interested persons" of the Trust, approved the New Sub-Advisory Agreement on September 8, 2000, which agreement became effective upon the completion of the Transactions on October 30, 2000.

      Under the Fund Management Agreement, the Fund pays the Manager a fee equal to 0.625% of the Fund's average daily net assets. Under the Prior Sub-Advisory Agreement, the Manager paid Loomis, Sayles from this fee a fee of 0.25% of the average daily net assets under Loomis, Sayles' management. Under the New Sub-Advisory Agreement, the Manager will continue to pay Loomis, Sayles the same fee. For the fiscal year ended December 31, 1999, the Fund paid the Manager $208,465, and the Manager paid $83,386 to Loomis, Sayles.

     Apart from the effective date of the agreement and the renewal period, there are no differences between the New Sub-Advisory Agreement and the Prior Sub-Advisory Agreement. A copy of the New Sub-Advisory Agreement is attached as Exhibit A.

     INFORMATION ABOUT LOOMIS, SAYLES

      The following is a description of Loomis, Sayles, which is based on information provided by Loomis, Sayles. Loomis, Sayles is not affiliated with the Manager.

      Loomis, Sayles was founded in 1926.  It is located  at  One
Financial Center, Boston, MA 02110.   The principal officer of
Loomis, Sayles is Robert J. Blanding. Mr. Blanding is the Chief Executive Officer of Loomis, Sayles, and his principal occupation is his position with Loomis, Sayles. His address is One Financial Center, Boston, MA 02111. The general partner of Loomis, Sayles is Loomis, Sayles & Company, Inc., and its location is 399 Boylston Street, Boston, Massachusetts 02116.

      Loomis, Sayles acts as an investment adviser or sub-adviser to the following investment companies having a similar objective to the Fund as follows:

NAME OF FUND          NET ASSETS AS OF JUNE 30, 2000    FEE PAID
------------         -------------------------------    --------

Loomis Sayles Funds -Loomis  $1,719,168,650            .60% on
Sayles Bond Fund1                                      all assets
Loomis Sayles Funds Managed  $25,983,013               .60% on
Bond Fund1                                             all assets
Loomis Sayles Investment     $387,709,745              .50% on
Trust - Loomis Sayles Fixed                            all assets
Income Fund1
Maxim Series Fund, Inc.      $194,104,320              .25% on
-Maxim Loomis Sayles                                   all assets
Corporate Bond Fund2

1Loomis, Sayles acts as adviser for this fund.
2Loomis, Sayles acts as sub-adviser for this fund.

     BOARD OF TRUSTEES' RECOMMENDATION

      Based upon information provided by Loomis, Sayles and the recommendation of the Manager, on September 8, 2000 the Board of Trustees approved the New Sub-Advisory Agreement. In approving the New Sub-Advisory Agreement, the Trustees noted that upon completion of the Transactions, Loomis, Sayles will continue to operate with substantially the same senior investment personnel, and that the same persons who had historically been responsible for the investment policies of Loomis, Sayles will continue to direct the investment policies of Loomis, Sayles with respect to the Fund. The Trustees also noted that the fees payable by the
Fund  will  not  change under the New Sub-Advisory Agreement  and
that   Loomis, Sayles, Nvest or CDC AM    will pay  or
reimburse the Fund for the expenses incurred in connection with the preparation and distribution of this information statement. Accordingly, the Trustees determined that it would be in the best interest of the Fund to continue to retain Loomis, Sayles as the Sub-Adviser for the Fund, notwithstanding the Transactions.


                     ADDITIONAL INFORMATION

      The  Manager,  located  at  40  Richards  Avenue,  Norwalk,
Connecticut  06854,  serves  as  investment  manager,   principal
underwriter and administrator of the Trust.

     FINANCIAL INFORMATION

     The Trust's most recent annual report and semi-annual report are available upon request, without charge, by writing to The Managers Funds, 40 Richards Avenue, Norwalk, Connecticut 06854, or by calling (800) 835-3879, or on our website at www.managersfunds.com.

     RECORD OR BENEFICIAL OWNERSHIP

     Exhibit   B   contains  information  about  the  record   or
beneficial ownership by shareholders of five percent (5%) or more of the Fund's outstanding shares, as of the record date.

      As of December 14, 2000, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund. Since the beginning of fiscal year 1999, no Trustee has purchased or sold securities of the Manager, Loomis, Sayles, Nvest, Nvest, L.P., or CDC AM or any of its parents or subdiaries exceeding 1% of the outstanding securities of any class of the Manager, Loomis, Sayles, Nvest, Nvest, L.P. or CDC AM or any of its parents or subdiaries.

     SHAREHOLDER PROPOSALS

      The Trust does not hold regularly scheduled meetings of the shareholders of the Fund. Any shareholder desiring to present a proposal for inclusion at the meeting of shareholders next following this meeting should submit such proposal to the Trust at a reasonable time before the solicitation is made.

     OTHER MATTERS TO COME BEFORE THE MEETING

      The Board of Trustees knows of no business other than that specifically mentioned in the Notice of Special Meeting of Shareholders that will be presented or considered at the Meeting. If any other matters are properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgement.

                                        December   28,     2000

                                        By Order of the Trustees,
                                        /s/Donald S. Rumery
                                        DONALD S. RUMERY
                                        Secretary

                            EXHIBIT A
                           -------------

                     SUB-ADVISORY AGREEMENT
                    ------------------------

ATTENTION:     LOOMIS, SAYLES & CO., L.P.

RE:            SUB-ADVISORY AGREEMENT


The MANAGERS BOND FUND (the "Fund") is a series of a Massachusetts business trust (the "Trust") that is registered as an investment company under the Investment Company Act of 1940, as amended, (the "Act"), and subject to the rules and regulations promulgated thereunder.

     The Managers Funds LLC (the "Manager") acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund's assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund's investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. APPOINTMENT AS A SUB-ADVISER. The Manager, being duly authorized, hereby appoints and employs LOOMIS, SAYLES & CO., L.P. ("Sub-Adviser") as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Sub-Adviser (those assets being referred to as the "Fund Account"). The Manager may, from time to time, with the consent of the Sub-Adviser, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2.  PORTFOLIO MANAGEMENT DUTIES.

     (a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Sub-Adviser shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies  and  restrictions as  stated  in  the  Fund's
     Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the "Prospectus").

     (b) The Sub-Adviser shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Sub-Adviser agrees that all records under the Act shall be the property of the Trust.

     (c) The Sub-Adviser shall provide the Trust's Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Sub-Adviser shall be responsive to requests from the Manager or the Trust's Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust's Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

     (d) The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

     (e) The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. ALLOCATION OF BROKERAGE. The Sub-Adviser shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Sub-Adviser, and for the selection of the markets on or in which the transactions will be executed.

     (a) In doing so, the Sub-Adviser's primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Sub-Adviser to solicit competitive bids for each transaction, and the Sub-Adviser shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Sub-Adviser determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Sub-Adviser deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Sub-Adviser may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as
     amended) made available by the broker to the Sub-Adviser viewed in terms of either that particular transaction or of the Sub-Adviser's overall responsibilities with respect to its clients, including the Fund, as to which the Sub-Adviser exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Sub-Adviser, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and
     (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

     (c) The Sub-Adviser agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an "affiliated person" (as defined in the Act) of the Trust or of the Manager or of any Sub-Adviser for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Sub-Adviser with a list of brokers and dealers which are "affiliated persons" of the Trust, the Manager or the Trust's Sub-Advisers.

4.   INFORMATION PROVIDED TO THE MANAGER AND THE TRUST AND TO THE
SUB-ADVISER

     (a) The Sub-Adviser agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Sub-Adviser will furnish the Trust's Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

     (b) The Sub-Adviser agrees that it will notify the Manager and the Trust in the event that the Sub-Adviser or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Sub-Adviser from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Sub-Adviser has provided the information about itself set forth in the Registration Statement and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

     (c) The Sub-Adviser represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Sub-Adviser's registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sub-Adviser agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Sub-Adviser acknowledges that it is an "investment adviser" to the Fund within the meaning of the Act and the Advisers Act.

5. COMPENSATION. The compensation of the Sub-Adviser for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. OTHER INVESTMENT ACTIVITIES OF THE SUB-ADVISER. The Manager acknowledges that the Sub-Adviser or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities ("Affiliated Accounts"). The Manager agrees that the Sub-Adviser or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Sub-Adviser acts in good faith and provided further, that it is the Sub-Adviser's policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Sub-Adviser shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. STANDARD OF CARE. The Sub-Adviser shall exercise its best judgment in rendering the services provided by it under this
Agreement.   The Sub-Adviser shall not be liable for any  act  or
omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Manager or the Trust or to holders of the Trust's shares representing interests in the Fund to which the Sub-Adviser would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

8. ASSIGNMENT. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Sub-Adviser shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Sub-Adviser or such other steps as the Board of Trustees may deem appropriate.

9. AMENDMENT. This Agreement may be amended at any time, but only by written agreement between the Sub-Adviser and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. EFFECTIVE DATE; TERM. This Agreement shall become effective on October 30, 2000 and shall continue in effect until April 1, 2001. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. TERMINATION. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Sub-Adviser and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Sub-Adviser or (iii) by the Sub-Adviser at any time without penalty, upon thirty (30) days' written notice to the Manager and the Trust.

12. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. APPLICABLE LAW. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

                            THE MANAGERS FUNDS LLC

                            BY: /s/Peter M. Lebovitz

                            Its:President and CEO

                            DATE:11/30/00
ACCEPTED:

BY:/s/Mark W. Holland

Its:Vice President and Director

DATE:12/20/00


                            Acknowledged:
                            THE MANAGERS FUNDS

                            BY:/s/Peter M. Lebovitz

                            Its:President

                            DATE:12/21/00


SCHEDULES:                  A.  Fee Schedule.

                           SCHEDULE A
                         SUB-ADVISER FEE

     For services provided to the Fund Account, The Managers Funds LLC will pay a base quarterly fee for each calendar quarter at an annual rate of 0.25% of average net assets in the Fund account during the quarter. Average assets shall be determined using the average daily net assets in the Fund account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.

                            EXHIBIT B
                           -------------
           FIVE PERCENT RECORD OR BENEFICIAL OWNERSHIP
                    (AS OF DECEMBER 14, 2000)
           -------------------------------------------

National Financial Services Corp.              14%
Charles Schwab & Co., Inc.                     23%
PFPC Brokerage Services                        23%
------------------------------------------------------------------
National Financial Services Corp., Charles Schwab & Co., Inc. and
PFPC  Brokerage Services own shares listed above of record.   The
Trust is not aware of any person owning beneficially five percent or more of the Fund's shares.